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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We consent to the incorporation by reference in the registration statement of Playboy Enterprises, Inc. on Form S-8 relating to the Playboy Enterprises, Inc. Employee Stock Purchase Plan of our report dated August 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of June 30, 1995 and 1994 and for each of the three years in the period ended June 30, 1995, which report is included in the Annual Report on Form 10-K.



                                            /s/ Coopers & Lybrand L.L.P.
Chicago, Illinois
June 25, 1996